UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 6, 2011 (June 30, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”),completed the Vacant Land Purchase Agreement (the “Joshua Tree East Agreement”), which Coronus entered into on May 9, 2011 and which was first reported in our Form 8-K filed with the SEC on May 16, 2011. Under the Joshua Tree East Agreement, Coronus acquired a 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California, from Sal, Alfred and Frances Gonzalez. The purchase price Coronus paid was $200,000. Coronus deposited $30,000, with Sal, Alfred and Frances Gonzalez agreeing to carry back the balance amount of $170,000 for three years at 6.5% per annum interest, with monthly payments of interest only.

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As disclosed above under item 1.02, on June 30, 2011, Coronus completed the Joshua Tree East Agreement, which Coronus entered into on May 9, 2011 and which was first reported in our Form 8-K filed with the SEC on May 16, 2011. Under the Joshua Tree East Agreement, Coronus acquired a 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California, from Sal, Alfred and Frances Gonzalez. The purchase price Coronus paid was $200,000. Coronus deposited $30,000, with Sal, Alfred and Frances Gonzalez agreeing to carry back the balance amount of $170,000 for three years at 6.5% per annum interest, with monthly payments of interest only. There is no relationship between the Gonzalez’s and us or any of our affiliates. The source of the funds for the acquisition was working capital.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 30, 2011, Coronus completed the Joshua Tree East Agreement, which Coronus entered into on May 9, 2011 and which was first reported in our Form 8-K filed with the SEC on May 16, 2011. Under the Joshua Tree East Agreement, Coronus acquired a 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California, from Sal, Alfred and Frances Gonzalez. The purchase price Coronus paid was $200,000. Coronus deposited $30,000, with Sal, Alfred and Frances Gonzalez agreeing to carry back the balance amount of $170,000 for three years at 6.5% per annum interest, with monthly payments of interest only.

ITEM 5.02             DEPARTURE OF DIRECTOR.

On July 5, 2011, Raven Kopelman resigned as a member of our board of directors, and as a member of our audit committee and disclosure committee. Accordingly, as of July 5, 2011, Mr. Kopelman no longer holds any positions with us. Mr. Kopelman had no disagreements with us over practices, policies or operations.

Mr. Kopelman originally joined our board of directors in January 2002, and served as our chief programmer from this date until, as reported in our Form 8-K filed with the SEC on June 7, 2011, Mr. Kopelman’s engagement as chief programmer was mutually terminated, effective June 1, 2011, in conjunction with the termination of the office of chief programmer. The position and office of chief programmer were no longer required, as, on November 2, 2009, we redirected our business from delivering educational courses over the Internet to the deployment and operation of utility-scale solar power systems in the State of California.

Prior to Mr. Kopelman’s resignation, Mr. Kopelman held 20,000 fully-vested stock options exercisable at $0.065 until March 31, 2016. However, under the stock option agreement, these options expire on or before the earlier of: (1) March 31, 2016; (2) six months from the date Mr. Kopelman's position with us is terminated; or (3) the date Mr. Kopelman's position is terminated by us if such termination is for cause. Accordingly, these stock options now expire on January 5, 2012. As of the date of this report, Mr. Kopelman has not exercised any of his options.

ITEM 7.01	REGULATION FD DISCLOSURE.

We announced today Coronus’ completion of the Vacant Land Purchase Agreement (the Joshua Tree East Agreement), as disclosed above under items 1.02 and 2.01. We announced also Raven Kopelman’s resignation as a member of our board of directors, and as a member of our audit committee and our disclosure committee.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of July, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors